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                                                                       Exhibit 5

                               BELL, BOYD & LLOYD
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372-1121
                                Fax 312 372-2098

                                 July 21, 1998


Lindberg Corporation
6133 North River Road, Suite 700
Rosemont, Illinois 60018

Ladies and Gentlemen:

                       Registration Statement on Form S-2

     We have represented Lindberg Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-2 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, for the purpose of registering 1,610,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company (the "Shares") to be sold by the Company and certain stockholders of the Company (the "Selling Stockholders") to a group of underwriters pursuant to an underwriting agreement (the "Underwriting Agreement"), which Shares include 210,000 shares of Common Stock which may be issued by the Company pursuant to an over-allotment option granted to the underwriters. In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Registration Statement, the form of Underwriting Agreement and pertinent resolutions of the board of directors of the Company.

     Based upon such examination, it is our opinion that the Shares are legally authorized and, upon issuance and delivery thereof to the underwriters in accordance with the terms of the Underwriting Agreement and the receipt by the Company and the Selling Stockholders of the purchase price therefor, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references made to us in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    /s/ Bell, Boyd & Lloyd